INDENTURE
Dated as of March 1, 2006

Between

FIRST HORIZON ABS TRUST 2006-HE1
(Issuer)

And

THE BANK OF NEW YORK
(Indenture Trustee)

FIRST HORIZON ABS TRUST 2006-HE-1

INDENTURE dated as of March 1, 2006 between First Horizon ABS Trust 2006-HE1, a Delaware statutory trust (the “Issuer”) and The Bank of New York, a New York banking corporation, as trustee and not in its individual capacity (the “Indenture Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Issuer’s First Horizon HELOC Notes, Series 2006-HE-1 (the “Notes”) and the Insurer:

GRANTING CLAUSE

The issuer hereby Grants to the Indenture Trustee for the benefit of the Class A Noteholders and the Insurer, all of the Issuer’s right, title and interest, now owned or hereinafter acquired, in and to: (i) the Trust Estate; (ii) the Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement with respect to the Mortgage Loans (including the Issuer’s right to cause the Seller to repurchase Mortgage Loans from the Issuer under certain circumstances described therein); (iii) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, instruments, documents, checks, deposit accounts, investment property, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing; (iv) the Collection Account, the Distribution Account and all funds and other property on deposit from time to time therein; (v) all other money, investments, investment property, accounts, general intangibles and other property of the Trust from time to time; and (vi) any and all proceeds of the foregoing (collectively the “Collateral”).

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Class A Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

The Indenture Trustee, as Indenture Trustee on behalf of the holders of the Notes and the Insurer, acknowledges the foregoing Grant, accepts the trusts hereunder in good faith and without notice of any adverse claim or liens and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the holders of the Notes and the Insurer may be adequately and effectively protected. The Indenture Trustee further agrees and acknowledges that the documents listed in Section 2.01(b) of the Sale and Servicing Agreement for each Mortgage Loan will be held initially by the Seller as custodian and bailee and that each item of Collateral that is physically delivered to the Indenture Trustee will be held by the Indenture Trustee in the State of New York and/or the State of California.

ARTICLE I
DEFINITIONS

Section 1.1 Definitions.

(a) For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Sale and Servicing Agreement. All other capitalized terms used herein shall have the meanings specified herein.

Act: As specified in Section 11.3(a).

Administration Agreement: The Administration Agreement dated as of March 1, 2006, among the Administrator, the Issuer, the Indenture Trustee and the Seller.

Administrator: The Bank of New York, a New York banking corporation, in its capacity as administrator under the Administration Agreement, or any successor appointed in accordance with the terms of the Administration Agreement.

Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with a Person. For the purposes of this definition, “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

Authorized Officer: With respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator or in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

Book-Entry Note: Any Class A Note registered in the name of the Depository or its nominee, ownership of a security entitlement with respect to which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

Business Day: As defined in the Sale and Servicing Agreement.

Certificate of Trust: The certificate of trust of the Issuer substantially in the form of Exhibit A to the Trust Agreement.

Class A Note: Any Class A Note executed by the Issuer and authenticated by the Indenture Trustee substantially in the form of Exhibit A hereto.

Class A Note Rate: As defined in the Sale and Servicing Agreement.

Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

Closing Date: March 30, 2006.

Code: The Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

Collateral: As defined in the Granting Clause of this Indenture.

Commission: The Securities and Exchange Commission.

Corporate Trust Office: The principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at date of execution of this Agreement is located at 101 Barclay Street, 8 West, New York, New York 10286, Attention: Corporate Trust Mortgage-Backed Securities Group, First Horizon ABS Trust 2006-HE-1, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Issuer and the Insurer or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders, the Insurer, and the Issuer.

Default: Any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

Definitive Notes: As specified in Article 11.

Depositor: First Horizon Asset Securities Inc., a Delaware corporation, in its capacity as depositor under the Sale and Servicing Agreement, and its successor in interest.

Depository Institution: Shall mean either (1) a depository institution or trust company (which may be the Indenture Trustee) organized under the laws of the United States or any one of the States thereof, including the District of Columbia (or any domestic branch of a foreign bank) which at all times (a) has a short-term unsecured debt rating of “P-1” by Moody’s, (b) has a short-term unsecured debt rating of “A-1” by Standard & Poor’s and (c) has its accounts fully insured by the FDIC or maintains trust accounts in a fiduciary capacity, or (2) any other institution that is acceptable to each Rating Agency; provided, however, that if such other institution does not satisfy the rating criteria set forth in clause (1), such other institution shall also be acceptable to the Insurer.

Distribution Account: The Distribution Account (as defined in the Sale and Servicing Agreement), established by the Indenture Trustee.

ERISA: The Employee Retirement Income Security Act of 1974, as amended. Event of Default: As defined in Section 5.1.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Executive Officer: With respect to any corporation, the Chief Executive Officer, Chief operating officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

Final Payment Date: With respect to any Class A Note, the Payment Date in October 2034.

Grant: Means mortgage, pledge, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be. entitled to do or receive thereunder or with respect thereto.

Holder or Noteholder: The Person in whose name a Class A Note is registered on the Note Register.

Indenture Trustee: The Bank of New York, a New York banking corporation, as Indenture Trustee under this Indenture, or any successor Indenture Trustee appointed pursuant to the terms of this Indenture.

Independent: When used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor on the Class A Notes, the Transferor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 herein, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

Insurance and Indemnity Agreement: As defined in the Sale and Servicing Agreement. Insurer: As defined in the Sale and Servicing Agreement.

Insurer Default: As defined in the Sale and Servicing Agreement.

Interest Period: As defined in the Sale and Servicing Agreement.

Issuer: First Horizon ABS Trust 2006-HE-1 until a successor replaces it in accordance with the terms of the Transaction Documents and, thereafter, means the successor.

Issuer Order and Issuer Request: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

LIBOR: As defined in the Sale and Servicing Agreement.

LIBOR Business Day: As defined in the Sale and Servicing Agreement. Moody’s: Moody’s Investors Service, Inc., or any successor thereto.

Master Servicer: First Tennessee Bank National Association, in its capacity as master servicer under the Sale and Servicing Agreement, or any Successor Master Servicer appointed in accordance with the terms of the Sale and Servicing Agreement.

Mortgage Loan Schedule: With respect to the Cut-Off Date, the schedule of Mortgage Loans constituting assets of the Trust. The Mortgage Loan Schedule is the schedule set forth herein as Schedule A, which schedule sets forth as to each Mortgage Loan: (i) the Cut-Off Date Principal Balance, (ii) the account number, (iii) the Credit Limit, (iv) the CLTV as of the date of the origination of the related Mortgage Loan, (v) occupancy and loan purpose, (vi) the Loan Rate as of the Cut-Off Date, (vii) the Margin, (viii) the type of property, (ix) the debt-to-income ratio, and (x) the FICO score. Terms used in this definition and not defined in this Indenture have the meanings assigned thereto in the Sale and Servicing Agreement and if not defined in the Sale and Servicing Agreement, the meanings assigned thereto in the Mortgage Loan Purchase Agreement.

Note: A Class A Note.

Note Depository Agreement: The agreement dated March 30, 2006, among the Issuer, the Indenture Trustee and The Depository Trust Company, as the initial Clearing Agency, relating to the Book-Entry Notes.

Note Owner: With respect to a Book Entry Note, the Person who is the owner of a security entitlement with respect to such Book Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

Note Register and Note Registrar: Each as defined in Article II. Obligations: The Mortgage Loans.

Officer’s Certificate: A certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 herein, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in this Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of any Authorized Officer of the Issuer.

Opinion of Counsel: One or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be employees of or counsel to the Issuer and who shall be satisfactory to the Indenture Trustee and the Insurer, and which opinion or opinions shall be addressed to the Indenture Trustee and the Insurer, as Indenture Trustee and the Insurer, respectively, and shall comply with any applicable requirements of Section 11.1 herein and shall be in form and substance satisfactory to the Indenture Trustee and the Insurer.

Outstanding: With respect to any Class A Note and as of the date of determination, any Class A Note theretofore authenticated and delivered under this Indenture except:

(i) Class A Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii) Class A Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Class A Notes (provided, however, that if such Class A Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee);

(iii) Class A Notes in exchange for or in lieu of which other Class A Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Class A Notes are held by a protected purchaser; and

(iv) Class A Notes for which the Final Payment Date has occurred;

provided, however, in determining whether the Holders of the requisite Outstanding Amount of the Class A Notes have given any request, demand, authorization, direction, notice, consent, or waiver hereunder or under any Transaction Document, Class A Notes owned by the Issuer, any other obligor upon the Class A Notes, the Depositor, the Transferor or any Affiliate of any of the foregoing persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Class A Notes that a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded and provided further that for purposes of determining the Insurer’s subrogation rights, a Class A Note shall be deemed Outstanding to the extent of any payment made by the Insurer that has not been reimbursed. Class A Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Class A Notes and that the pledgee is not the Issuer, any other obligor upon the Class A Notes, the Transferor or any Affiliate of any of the foregoing Persons.

Outstanding Amount: The aggregate principal amount of all Class A Notes Outstanding at the date of determination.

Owner Trustee: Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

Paying Agent: The Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Sale and Servicing Agreement and is authorized by the Issuer to make payments to and distributions from the Distribution Account, including payment of principal of or interest on the Class A Notes on behalf of the Issuer.

Payment Date: The 25th day of each month or, if such day is not a Business Day, then the next Business Day, beginning in April 2006.

Person: Any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, limited partnership, limited liability company, limited liability partnership, or government or any agency or political subdivision thereof.

Predecessor Note: With respect to any particular Class A Note, every previous Class A Note evidencing all or a portion of the same debt as that evidenced by such particular Class A Note; and, for the purpose of this definition, any Class A Note authenticated and delivered under Article II in lieu of a mutilated, lost, destroyed or stolen Class A Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Class A Note.

Proceeding: Any suit inequity, action at law or other judicial or administrative proceeding.

Rating Agency Condition: With respect to certain actions requiring prior Rating Agency consent, that each Rating Agency shall have been given 10 days (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Issuer, the Master Servicer, the Indenture Trustee and the Insurer in writing that such action will not result in a reduction or withdrawal of the then current rating of the Class A Notes without regard to the Insurance Policy.

Rating Agency: Either of (i) Moody’s or (ii) Standard & Poor’s. If no such organization or successor is any longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable person designated by the Master Servicer and the insurer, notice of which designation shall have been given to the Indenture Trustee.

Record Date: As defined in the Sale and Servicing Agreement.

Redemption Date: In the case of a redemption of the Class A Notes pursuant to Section 10.1, the Payment Date specified by the Indenture Trustee pursuant to Section 10.1.

Registered Holder: The Person in whose name a Class A Note is registered on the Note Register on the applicable Record Date.

Responsible Officer: As defined in the Sale and Servicing Agreement.

Sale and Servicing Agreement: The Sale and Servicing Agreement dated as of March 1, 2006, among the Seller, the Depositor, the Issuer, the Master Servicer and the Indenture Trustee.

Securities Act: The Securities Act of 1933, as amended.

Standard & Poor’s: Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

State: Any one of the 50 States of the United States of America or the District of Columbia.

Successor Master Servicer: As defined in Section 3.7(e) hereof.

Transaction Documents: As defined in the Sale and Servicing Agreement.

Transferor: As defined in the Trust Agreement.

Trust: The Issuer.

Trust Estate: The assets subject to the Sale and Servicing Agreement, the Mortgage Loan Purchase Agreement, the Trust Agreement and the lien and security interest of this Indenture, which assets consist of: (i) each Mortgage Loan and the related Mortgage File, including its Principal Balance (including all Additional Balances resulting from Draws made pursuant to the related Mortgage Note prior to the termination of the Trust) and all collections in respect of interest and principal received after the Cut-Off Date; (ii) property that secured a Mortgage Loan that has become REO Property; (iii) the Seller’s rights under any insurance policies maintained by the Mortgagors or the Master Servicer in respect of the Mortgage Loans (including any Insurance Proceeds); (iv) such other assets as shall from time to time be identified as on deposit in the Collection Account and Distribution Account in accordance with the Sale and Servicing Agreement; (v) the Depositor’s rights under the Mortgage Loan Purchase Agreement; (vi) the insurance Policy and the proceeds of any draw thereunder; (vii) any proceeds of any of the foregoing (i) through (vi); and (viii) all other assets included or to be included in the Trust for the benefit of Noteholders and the Insurer. In addition, on or prior to the Closing Date, the Seller shall cause the Insurer to deliver the Insurance Policy to the Indenture Trustee for the benefit of the Noteholders. Terms used in this definition and not defined in this Indenture have the meanings assigned thereto in the Sale and Servicing Agreement.

Trust Indenture Act or TIA: The Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

UCC: Unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction from time to time.

Section 1.2 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

Commission: The Securities and Exchange Commission.

indenture securities: The Class A Notes.

indenture security holder: A Noteholder.

indenture to be qualified: This Indenture.

indenture trustee or institutional trustee: The Indenture Trustee.

obligor: On the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

Section 1.3 Rules of Construction. Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(iii) “or” is not exclusive;

(iv) “including” means including without limitation;

(v) words in the singular include the plural and words in the plural include the singular; and

(vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented (as provided in such agreements) and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II
THE NOTES

Section 2.1 Form. The Class A Notes shall be designated as the “First Horizon ABS Trust 2006-HE-1, First Horizon HELOC Notes, Series 2006-HE1”. Each Class A Note shall be in substantially the form set forth in Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Class A Notes, as evidenced by their execution thereof. Any portion of the text of any Class A Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of such Class A Note.

The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the officers executing such Definitive Notes, as evidenced by their execution of such Definitive Notes.

The terms of the Class A Notes are set forth in Exhibit A hereto. The terms of the Class A Notes are part of the terms of this Indenture.

Section 2.2 Execution, Authentication, Delivery and Dating. The Class A Notes shall be executed on behalf of the Issuer by an Authorized Officer of the Owner Trustee. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

Class A Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Owner Trustee shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Class A Notes or did not hold such offices at the date of such Class A Notes.

The Indenture Trustee shall upon receipt of an Issuer Order, authenticate and deliver the Class A Notes for original issue in the principal amount equal to $299,800,000. The aggregate principal amount of the Class A Notes outstanding at any time may not exceed such amount.

The Class A Notes that are authenticated and delivered by the Indenture Trustee to or upon the order of the Issuer on the Closing Date shall be dated March 30, 2006. All other Class A Notes that are authenticated after the Closing Date for any other purpose under the Indenture shall be dated the date of their authentication. The Class A Notes shall be issuable as registered Class A Notes in the minimum denomination of $25,000 and multiples of $1,000 in excess thereof.

No Class A Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Class A Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Class A Note shall be conclusive evidence, and the only evidence, that such Class A Note has been duly authenticated and delivered hereunder.

Section 2.3 Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Class A Notes and the registration of transfers of Class A Notes. The Indenture Trustee initially shall be the “Note Registrar” for the purpose of registering Class A Notes and transfers of Class A Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of the Note Registrar.

If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee and the Insurer prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Class A Notes and the principal amounts and number of such Class A Notes.

Upon surrender for registration of transfer of any Class A Note at the office or agency of the Issuer to be maintained as provided in Section 3.2 hereof, the Owner Trustee on behalf of the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one br more new Class A Notes in any authorized denominations, of a like aggregate principal amount.

At the option of the Holder, Class A Notes may be exchanged for other Class A Notes in any authorized denominations, of a like aggregate principal amount, upon surrender of the Class A Notes to be exchanged at such office or agency. Whenever any Class A Notes are so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Class A Notes which the Noteholder making the exchange is entitled to receive.

All Class A Notes issued upon any registration of transfer or exchange of Class A Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Class A Notes surrendered upon such registration of transfer or exchange.

Every Class A Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

No service charge shall be made to a Holder for any registration of transfer or exchange of Class A Notes, but the Issuer may require payment of a sum sufficient to cover. any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Class A Notes, other than exchanges pursuant to Section 2.4 or Section 9.6 hereof not involving any transfer.

By acquiring a Class A Note, each purchaser and transferee shall be deemed to represent and warrant that either (a) it is not acquiring the Class A Note with the plan assets of an “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to Title I of ERISA, or a “plan” as defined in Section 4975(e)(1) of the Code whether or not subject to Section 4975 of the Code, or any entity deemed to hold the “plan assets” of the foregoing; or (b) the acquisition and holding of the Class A Note will not give rise to a non-exempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code which is not eligible for exemptive relief under Prohibited Transaction Class Exemption (“ PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar prohibited transaction exemption and does not cause a non-exempt violation of any substantially similar laws.

Section 2.4 Mutilated, Destroyed, Lost or Stolen Notes.

(i) any mutilated Class A Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Class A Note, and

(ii) there is delivered to the Indenture Trustee such security or indemnity as may be reasonably required by it to hold the Issuer and the Indenture Trustee harmless,

then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Class A Note has been acquired by a protected purchaser, an Authorized Officer of the Owner Trustee shall execute, and upon request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Class A Note, a replacement Class A Note; provided, however, that if any such destroyed, lost or stolen Class A Note, but not a mutilated Class A Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Class A Note, the Issuer may pay such destroyed, lost or stolen Class A Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement. Class A Note or payment of a destroyed, lost or stolen Class A Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Class A Note in lieu of which such replacement Class A Note was issued presents for payment such original Class A Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Class A Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Class A Note from such Person to whom such replacement Class A Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith. The calculation of Insured Payments shall be made without regard to the issuance of any replacement Class A Note.

Upon the issuance of any replacement Class A Note under this Section 2.4, the Issuer may require the payment by the Holder of such Class A Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

Every replacement Class A Note issued pursuant to this Section 2.4 in replacement of any mutilated, destroyed, lost or stolen Class A Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Class A Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Class A Notes duly issued hereunder.

The provisions of this Section 2.4 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Class A Notes.

Section 2.5 Persons Deemed Owner. Prior to due presentment for registration of transfer of any Class A Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Class A Note is registered (as of the day of determination) as the owner of such Class A Note for the purpose of receiving payments of principal of and interest on, if any, such Class A Note and for all other purposes whatsoever, whether or not such Class A Note be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

Section 2.6 Payment of Principal and Interest Defaulted Interest.

(a) Each Class A Note shall accrue interest at the Class A Note Rate and such interest shall be payable on each Payment Date as specified in Exhibit A hereto, subject to Section 3.1 hereof. Any installment of interest or principal, if any, payable on any Class A Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Class A Note (or one or more Predecessor Notes) is registered on the Record Date in the manner set forth in Section 5.01(c) of the Sale and Servicing Agreement.

(b) The principal of each Class A Note shall be payable in installments on each Payment Date as provided in the forms of the Class A Notes set forth in Exhibit A hereto. Notwithstanding the foregoing, the entire unpaid principal amount of the Class A Notes shall be due and payable, if not previously paid, on the earliest of (i) the Final Payment Date, (ii) the Redemption Date or (iii) the date on which an Event of Default shall have occurred and be continuing, if the Class A Notes shall have been declared or otherwise shall become immediately due and payable in the manner provided in Section 5.2 below. All principal payments on the Class A Notes shall be in the manner set forth in the Sale and Servicing Agreement. The Indenture Trustee shall notify the Person in whose name a Class A Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Class A Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such Final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Class A Note and shall specify the place where such Class A Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Class A Notes shall be mailed to Noteholders and the Insurer as provided in Section 8.01 of the Sale and Servicing Agreement.

Section 2.7 Cancellation. All Class A Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Class A Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Class A Notes so delivered shall be promptly canceled by the Indenture Trustee. No Class A Notes shall be authenticated in lieu of or in exchange for any Class A Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Class A Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, that such Issuer Order is timely and the Class A Notes have not been previously disposed of by the Indenture Trustee.

Section 2.8 [Reserved].

Section 2.9 Release of Trust Estate.

(a) Except as otherwise provided in subsections (b) and (c) of this Section 2.9 and Section 11.1 hereof and the terms of the Transaction Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon consent of the Insurer and receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

(b) The Master Servicer, on behalf of the Issuer and with the consent of the Insurer, shall be entitled to obtain a release from the lien of this Indenture for any Mortgage Loan and the related Mortgaged Property at any time in accordance with the provisions of Section 3.08 of the Sale and Servicing Agreement.

(c) The Indenture Trustee shall, if requested by the Master Servicer, temporarily release to the Master Servicer the Indenture Trustee’s Mortgage File pursuant to the provisions of Section 3.08 of the Sale and Servicing Agreement upon compliance by the Master Servicer of the provisions thereof provided that the Indenture Trustee’s Mortgage File shall have been stamped to signify the Issuer’s pledge to the Indenture Trustee under this Indenture.

Section 2.10 Book-Entry Notes. The Class A Notes, upon original issuance, will be issued in the form of typewritten Class A Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Clearing Agency or its custodian, by, or on behalf of, the Issuer. The Book-Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner thereof will receive a definitive Class A Note representing such Note Owner’s interest in such Class A Note, except as provided in Section 2.12 below. Unless and until definitive, fully registered Class A Notes (the “Definitive Notes”) have been issued to such Note Owners pursuant to Section 2.12 below:

(i) the provisions of this Section shall be in full force and effect;

(ii) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Class A Notes and the giving of instructions or directions hereunder) as the sole holder of the Class A Notes, and shall have no obligation to the Note Owners;

(iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

(iv) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Note Depository Agreement. Unless and until Definitive Notes are issued pursuant to Section 2.12 below, the initial Clearing Agency will make book entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Class A Notes to such Clearing Agency Participants; and

(v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Class A Notes evidencing a specified percentage of the Outstanding Amount of the Class A Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of security entitlements with respect to the Class A Notes and has delivered such instructions to the Indenture Trustee.

Section 2.11 Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to such Note Owners pursuant to Section 2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Class A Notes, to the Clearing Agency, and shall have no obligation to such Note Owners.

Section 2.12 Definitive Notes. If (i) the Clearing Agency or the Issuer advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book Entry Notes and the Clearing Agency or the Issuer is unable to locate a qualified successor, (ii) the Issuer at its option advises the Indenture Trustee in writing that it elects to terminate the book entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Note Owners of security entitlements representing beneficial interests aggregating at least a majority of the Outstanding Amount of such Class A Notes advise the Clearing Agency in writing that the continuation of a book entry system through the Clearing Agency is no longer in the best interests of such Note Owners, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Class A Notes representing the Book Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with theinstructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee and the Note Registrar shall recognize the Holders of the Definitive Notes as Noteholders.

Section 2.13 Tax Treatment. The Issuer has entered into this Indenture, and the Class A Notes will be issued, with the intention that, for all tax purposes, the Class A Notes will qualify as indebtedness secured by the Trust Estate. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Class A Note (and each Note Owner by its acceptance of a security entitlement with respect to the applicable Book Entry Note), agree to treat the Class A Notes for all purposes as indebtedness of the Issuer.

ARTICLE III
COVENANTS

Section 3.1 Payment of Principal and Interest. The Issuer will duly and punctually pay (or will cause to be duly and punctually paid) the principal of and interest on the Class A Notes in accordance with the terms of the Class A Notes and this Indenture. Without limiting the foregoing, the Indenture Trustee shall, pursuant to Section 5.01 of the Sale and Servicing Agreement, distribute all amounts on deposit in the Distribution Account on each Payment Date deposited therein pursuant to the Sale and Servicing Agreement, and held therein for distribution to the Noteholders and the Insurer for the benefit of such Noteholders and the Insurer. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

The Class A Notes shall be non-recourse obligations of the Issuer and shall be limited in right of payment to amounts available from the Trust Estate, as provided in this Indenture. The Issuer shall not otherwise be liable for payments on the Class A Notes. If any other provision of this Indenture shall be deemed to conflict with the provisions of this Section 3.1, the provisions of this Section 3.1 shall control.

Section 3.2 Maintenance of Office or Agency. The Issuer will maintain an office or agency where Class A Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Class A Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes and to serve as Paying Agent with respect to the Class A Notes. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

Section 3.3 Money for Payments To Be Held in Trust. As provided in Section 8.2(a) and (b), all payments of amounts due and payable with respect to any Class A Notes that are to be remitted from amounts withdrawn from the Distribution Account pursuant to Section 8.2(c) shall be made on behalf of the issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Distribution Account for payments on the Class A Notes shall be paid over to the Issuer except as provided in this Section 3.3.

Any Paying Agent shall be appointed by Issuer Order with written notice thereof to the Indenture Trustee and the Insurer. Any Paying Agent appointed by the Issuer shall be a Person who would be eligible to be Indenture Trustee hereunder as provided in Section 6.11 hereof. The Issuer shall not appoint any Paying Agent (other than the Indenture Trustee) which is not, at the time of such appointment, a Depository Institution.

The Issuer will cause each Paying Agent to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.3, that such Paying Agent will:

(i) hold all sums held by it for the payment of amounts’ due with respect to the Class A Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii) give the Indenture Trustee and the Insurer notice of any default by the issuer (or any other obligor upon the Class A Notes) (such notice to be given within three Business Days) of which it has actual knowledge in the making of any payment required to be made with respect to the Class A Notes;

(iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee or the Insurer, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Class A Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Class A Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; provided, however, that with respect to withholding and reporting requirements applicable to original issue discount (if any) on the Class A Notes, the Issuer shall have first provided the calculations pertaining thereto to the Indenture Trustee.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same terms as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any termination and release of a Trust Estate shall be done in accordance with the provisions of Section 8.01 of the Sale and Servicing Agreement.

Section 3.4 Existence.

(a) Subject to Section 3.4(b) below, the Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Class A Notes and the Trust Estate.

(b) Any successor to the Owner Trustee appointed pursuant to Section 10.2 of the Trust Agreement shall be the successor Owner Trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto.

(c) Upon any consolidation or merger of or other succession to the Owner Trustee, the Person succeeding to the Owner Trustee under the Trust Agreement may exercise every right and power of the Owner Trustee under this Indenture with the same effect as if such Person had been named as the Owner Trustee herein.

Section 3.5 Protection of Trust Estate. The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(a) provide further assurance with respect to a Grant of all or any portion of the related Trust Estate;

(b) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(c) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(d) enforce any rights with respect to the Trust Estate; or

(e) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee, the Insurer and the Noteholders in such Trust Estate against the claims of all persons and parties.

Section 3.6 Annual Opinions as to the Trust Estate. Within 90 days after the Issuer’s fiscal year end, beginning with the year 2007, the Issuer shall furnish to the Indenture Trustee and the Insurer an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, rerecording and re-filing of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain perfection of the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and re-filing of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain perfection of the lien and security interest of this Indenture.

Section 3.7 Performance of Obligations: Servicing of Mortgage Loans.

(a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Sale and Servicing Agreement or such other instrument or agreement.

(b) The Issuer may contract with or otherwise obtain the assistance of other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Administrator to assist the Issuer in performing its duties under this Indenture.

(c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Transaction Documents and in the instruments and agreements included in the Trust Estate, including but not limited to (i) filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture, the Mortgage Loan Purchase Agreement and the Sale and Servicing Agreement and (ii) recording or causing to be recorded all Mortgages, Assignments of Mortgage, all intervening Assignments of Mortgage and all assumption and modification agreements required to be recorded by the terms of the Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement, in accordance with and within the time periods provided for in this Indenture and/or the Sale and Servicing Agreement, as applicable. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Transaction Document or any provision thereof without the consent of the Indenture Trustee, the Insurer and the Holders of at least a majority of the Outstanding Amount of the Class A Notes.

(d) Subject to the terms of the Sale and Servicing Agreement, if the Issuer shall have knowledge of the occurrence of an Event of Servicing Termination under the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee, the Seller, the Depositor, the Insurer, the Master Servicer and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Master Servicer is taking with respect of such default. If such an Event of Servicing Termination shall arise from the failure of the Master Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Mortgage Loans, the Issuer shall take all reasonable steps available to it to remedy or cause to be remedied such failure.

(e) Subject to the terms of the Sale and Servicing Agreement, as promptly as possible after the giving of notice of termination to the Master Servicer of the Master Servicer’s rights and powers pursuant to Section 8.01 of the Sale and Servicing Agreement, a successor servicer (the “Successor Master Servicer”) shall be appointed pursuant to Section 7.02 of the Sale and Servicing Agreement. If the Indenture Trustee shall succeed to the Master Servicer’s duties as servicer of the Mortgage Loans as provided therein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VI hereof shall be inapplicable to the Indenture Trustee in its duties as successor Master Servicer and the servicing of the Mortgage Loans, but rather the provisions of the Sale and Servicing Agreement shall be applicable. In case the Indenture Trustee shall become successor Master Servicer under the Sale and Servicing Agreement, the Indenture Trustee shall be entitled to appoint as Successor Master Servicer any one of its Affiliates reasonably acceptable to the Insurer.

(f) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees (i) that it will not, without the prior written consent of the Indenture Trustee (acting at the direction of the holders of at least 51% of the Outstanding Amount of the Class A Notes) and the Insurer (which consent shall not be unreasonably withheld), amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of the Trust Estate (except to the extent otherwise provided in the Sale and Servicing Agreement or the other Transaction Documents), or waive timely performance or observance by the Master Servicer or the Seller under the Sale and Servicing Agreement; and (ii) that any such amendment shall not (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders or (B) reduce the percentage of the Class A Notes, set forth in Section 9.2, that is required to consent to any such amendment, without the consent of the Holders of all the outstanding Class A Notes. If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee (acting at the direction of the holders of at least 51% of the Outstanding Amount of the Class A Notes) and the Insurer, the Issuer agrees, promptly following a request by the Indenture Trustee or the Insurer to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee or the Insurer may deem necessary or appropriate in the circumstances.

Section 3.8 Negative Covenants. So long as any Class A Notes are Outstanding, the Issuer shall not, unless the Insurer otherwise consents in writing:

(a) except as expressly permitted by this Indenture or the Sale and Servicing Agreement, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate, unless directed to do so by the Indenture Trustee and consented to by the Insurer;

(b) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Class A Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

(c) engage in any business or activity other than as permitted by the Trust Agreement or other than in connection with, or relating to, the issuance of Class A Notes pursuant to this Indenture and the Transferor Interest pursuant to the Trust Agreement, or amend the Trust Agreement as in effect on the Closing Date other than in accordance with Section 11.1 thereof;

(d) issue debt obligations under any other indenture;

(e) incur or assume any indebtedness or guaranty any indebtedness of any Person, except for such indebtedness as may be incurred by the Issuer in connection with the issuance of the Class A Notes pursuant to this Indenture;

(f) dissolve or liquidate in whole or in part, or, subject to Section 3.16, merge or consolidate with any other Person;

(g) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Class A Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on any of the Mortgaged Properties and arising solely as a result of an action or omission of the related Mortgagor) or (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics’ or other lien) security interest in the Trust Estate;

(h) change its name, the location of its chief executive office, the jurisdiction of its formation, or the type of entity it is, unless it has first (A) taken all actions, including the making of all filings under the UCC as in effect in all applicable jurisdictions, as are necessary to maintain and continue the first-priority perfected security interest of the Indenture Trustee in the Collateral, and (B) delivered to the Indenture Trustee and the Insurer an Opinion of Counsel acceptable to the Indenture Trustee and the Insurer that the Issuer has made all filings or taken such actions under the UCC as are necessary to maintain and continue the first-priority perfected security interest of the Indenture Trustee in the Collateral; or

(i) take any other action or fail to take any action which may cause the Issuer to be taxable as (a) an association pursuant to Section 7701 of the Code and the corresponding regulations or (b) a taxable mortgage pool pursuant to Section 7701(i) of the Code and the corresponding regulations.

Section 3.9 Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee and the Insurer, no later than March 15th of each year (commencing with the fiscal year 2007), an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(a) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer’s supervision; and

(b) to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

Section 3.10 Covenants of the Issuer (not Covenants of the Owner Trustee). All covenants of the Issuer in this Indenture are covenants of the Issuer and are not covenants of the Owner Trustee. The Owner Trustee is, and any successor Owner Trustee under the Trust Agreement will be, executing this Indenture solely as Owner Trustee under the Trust Agreement and not in its respective individual capacity, and in no case whatsoever shall the Owner Trustee or any such successor Owner Trustee be personally liable on, or for any loss in respect of, any of the statements, representations, warranties or obligations of the Issuer hereunder, as to all of which the parties hereto agree to look solely to the property of the Issuer.

It is expressly understood and agreed by the parties that (a) this Indenture is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Indenture or any other related documents.

Section 3.11 Master Servicer’s Obligations. The Issuer shall cause the Master Servicer to comply with its obligations under the terms of the Sale and Servicing Agreement.

Section 3.12 Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Master Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made(x) distributions to the Master Servicer, the Indenture Trustee, the Owner Trustee, the Administrator, the Insurer, the Transferor Interest and the Noteholders as contemplated by, and to the extent funds are available for such purpose under this Indenture, the Sale and Servicing Agreement or the Trust Agreement. The Issuer will not, directly or indirectly, make or cause to be made payments to or distributions from the Collection Account except in accordance with this Indenture and the Transaction Documents.

Section 3.13 Treatment of Notes as Debt for All Purposes. The Issuer shall treat the Class A Notes as indebtedness for all purposes.

Section 3.14 Notice of Events of Default. The Issuer shall give the Indenture Trustee, the Seller, the Insurer and the Rating Agencies prompt written notice of each Event of Default hereunder, each default on the part of the Master Servicer of its obligations under the Sale and Servicing Agreement and each default on the part of the Depositor or the Seller of its obligations under the Sale and Servicing Agreement.

Section 3.15 Further Instruments and Acts. Upon request of the Indenture Trustee or the insurer, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.16 Issuer May Consolidate, etc.

(a) The Issuer shall not consolidate or merge with or into any other Person, unless:

(i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the indenture Trustee, in form reasonably satisfactory to the Insurer, the due and punctual payment of the principal of and interest on all Class A Notes and to the Paying Agent, on behalf of the holder of the Transferor Interest and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

(ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

(iii) the Insurer shall have consented in writing (which consent shall not be unreasonably withheld) thereto and each Rating Agency shall have notified the Issuer that such transaction will not cause a reduction or withdrawal by a Rating Agency of its then current rating of the Class A Notes, without regard to the Insurance Policy;

(iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee and the Insurer) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or the Insurer;

(v) any action that is necessary to maintain the lien and security interest created by this Indenture, and the perfection thereof, shall have been taken; and

(vi) the Issuer shall have delivered to the Indenture Trustee and the Insurer an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

(b) The Issuer shall not convey or transfer its properties or assets, substantially as an entirety, to any Person, unless:

(i) (A) the Person that acquires by conveyance or transfer the properties and assets of the Issuer, the conveyance or transfer of which is hereby restricted, (1) is a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (2) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee and the Insurer, in form satisfactory to the Insurer, the due and punctual payment of the principal of and interest on all Class A Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (3) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Class A Notes and the Insurer, (4) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer and the Insurer against and from any loss, liability or expense arising under or related to this Indenture and the Class A Notes and (5) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Class A Notes;

(B) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(C) the Insurer shall have consented thereto, and each Rating Agency shall have notified the Issuer that such transaction will not cause a reduction or withdrawal by a Rating Agency of its then current rating of the Class A Notes, without regard to the Insurance Policy;

(D) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, the Insurer or any Noteholders

(E) any action that is necessary to maintain the lien and security interest created by this Indenture and the perfection thereof shall have been taken; and

(F) the Issuer shall have delivered to the Indenture Trustee and the Insurer an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act); or

(ii) such conveyance or transfer is made in connection with a termination pursuant to Section 8.01(b) of the Sale and Servicing Agreement.

Section 3.17 Successor or Transferee.

(a) Upon any consolidation or merger of the Issuer in accordance with Section 3.16(a) above, the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every ri ght and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

(b) Upon a conveyance or transfer of the assets and properties of the Issuer pursuant to Section 3.16(b) above, the Issuer shall be released from every covenant and agreement (except such obligations that survive such transfer) of this Indenture to be observed or performed on the part of the Issuer with respect to the Class A Notes immediately upon the delivery of written notice to the Indenture Trustee of such conveyance or transfer.

Section 3.18 No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Mortgage Loans and the issuance of the Class A Notes in the manner contemplated by this Indenture and the Transaction Documents and all activities incidental thereto.

Section 3.19 No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Class A Notes.

Section 3.20 Guarantees Loans Advances and Other Liabilities. Except as contemplated by this Indenture or the other Transaction Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.21 Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.22 Validity of Notes.

(a) The Issuer represents and warrants that the Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

(b) The Issuer represents and warrants that the Issuer owns and has good and marketable title to the Collateral free and clear of any lien, claim or encumbrance of any Person.

(c) The Issuer represents and warrants that the Issuer has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Indenture Trustee hereunder.

(d) The Issuer represents and warrants that other than the security interest Granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of the Collateral other than any financing statement relating to the security interest Granted to the Indenture Trustee hereunder or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

(e) The Issuer represents and warrants that the Custodian on behalf of the Issuer has in its possession all original copies of the Mortgage Notes that constitute or evidence the Mortgage Loans. The Mortgage Notes that constitute or evidence the Mortgage Loans do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee. All financing statements filed or to be filed against the Issuer in favor of the Indenture Trustee in connection herewith describing the Collateral contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Indenture Trustee.”

(f) The Issuer represents and warrants that the Mortgage Notes constitute either “instruments” or “general intangibles” within the meaning of the applicable UCC.

(g) The Issuer represents and warrants that the Issuer is duly authorized under applicable law and the Trust Agreement to create and issue the Class A Notes, to execute and deliver this Indenture, the other documents referred to herein to which it is a party and deliver all instruments included in the Collateral which it has delivered hereunder, and that all corporate action and governmental consents, authorizations and approvals necessary or required therefor have been duly and effectively taken or obtained. The Class A Notes, when issued, will be, and .this Indenture and such other documents are, valid and legally binding obligations of the Issuer enforceable in accordance with their terms.

(h) [Reserved].

(i) The Issuer represents and warrants that the Indenture is duly qualified under the 1939 Act and that the Issuer is not required to be registered as an “investment company” under the 1940 Act.

Such representations and warranties shall survive the discharge of this Indenture and may not be waived.

ARTICLE IV
SATISFACTION AND DISCHARGE

Section 4.1 Satisfaction and Discharge of Indenture. Subject to and in accordance with section 8.01 of the Sale and Servicing Agreement, this Indenture shall cease to be of further effect with respect to the Class A Notes (except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Class A Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.3, 3.4, 3.5, 3.8, 3.10 and 11.17, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 below and the obligations of the Indenture Trustee under Section 4.2) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them), and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Class A Notes, when all of the following have occurred:

(a) either

(i) all Class A Notes theretofore authenticated and delivered (other than (i) Class A Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.4 and (ii) Class A Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3 above) have been delivered to the Indenture Trustee for cancellation; or

(ii) all Class A Notes not theretofore delivered to the Indenture Trustee for cancellation

A. have become due and payable,

B. will become due and payable within one year prior to the Final Payment Date, or

C. are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of a., b. or c. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Class A Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the Final Payment Date or Redemption Date (if Class A Notes shall have been called for redemption pursuant to Section 10.1 below) and all amounts due and owing the Insurer and the Indenture Trustee have been paid, as the case may be,

(b) the later of (a) twelve months after payment in full of all outstanding obligations under the Class A Notes, (b) the payment in full of all unpaid fees and expenses of the Indenture Trustee hereunder and the other Transaction Documents, (c) the payment of all amounts due and owing to the Insurer for unpaid premiums and unreimbursed Insured Payments and all other amounts owing to the Insurer, together with interest thereon as provided under the Insurance and Indemnity Agreement and (d) the date on which the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(c) the Issuer has delivered to the Indenture Trustee and the Insurer an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.1(a) below and, subject to Section 11.2 below, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Class A Notes have been complied with.

Section 4.2 Application of Trust Money. All moneys deposited with the Indenture Trustee pursuant to Sections 3.3 and 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Sale and Servicing Agreement, to the payment, either directly or through any Paying Agent to the Holders of the particular Class A Notes and the Insurer for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

Section 4.3 Subrogation and Cooperation.

(a) The Issuer and the Indenture Trustee acknowledge that (i) to the extent the Insurer makes payments under the Insurance Policy on account of principal of or interest on the Mortgage Loans, the Insurer will be fully subrogated to the rights of the Noteholders to receive such principal of and interest on the Mortgage Loans of the related Trust Estate, and (ii) the insurer shall be paid such principal and interest only from the sources and in the manner provided herein and in the Insurance and Indemnity Agreement for the payment of such principal and interest.

(b) The Indenture Trustee shall cooperate in all respects with any reasonable request or direction by the Insurer for action to preserve or enforce the Insurer’s rights or interest under this Indenture or the Insurance and Indemnity Agreement, consistent with this Indenture and without limiting the rights of the Noteholders as otherwise set forth in the Indenture, including without limitation upon the occurrence and continuance of an Insurer Default, a request to take any one or more of the following actions:

(i) institute Proceedings for the collection of all amounts then payable on the Class A Notes or under this Indenture in respect to the Class A Notes and all amounts payable under the Insurance and Indemnity Agreement and to enforce any judgment obtained and collect from the Issuer monies adjudged due;

(ii) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

(iii) file or record all Assignments of Mortgages that have not previously been recorded;

(iv) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture; and

(v) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Insurer hereunder.

Following the payment in full of the Class A Notes, the Insurer shall continue to have all rights and privileges provided to it under this Section 4.3 and in all other provisions of this Indenture, until all amounts owing to the Insurer have been paid in full.

Section 4.4 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Class A Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Class A Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 above and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

ARTICLE V
REMEDIES

Section 5.1 Events of Default. “Event of Default,” wherever used herein, means with respect to the Class A Notes any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any interest on any Class A Note when the same becomes due and payable, and continuance of such default for a period of five (5) days; or

(b) default in the payment in full of the principal of the Class A Note Principal Balance on the Final Payment Date; or

(c) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section 5.1 specifically dealt with), or any representation or warranty of the Issuer made in this Indenture, the Sale and Servicing Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer with a copy to the Insurer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Insurer or the Holders of at least 51% of the Outstanding Amount of the Class A Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or

(d) the occurrence of a draw under the Insurance Policy that remains unreimbursed for a period of 90 days; or

(e) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

(f) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

The Issuer shall deliver to the Indenture Trustee, the Transferor and the Insurer within five days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under, clause (c) above, its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 5.2 Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee may with the written consent of the Insurer, or shall at the direction of the Insurer or upon the prior written direction of the Holders of Class A Notes representing not less than a majority of the Outstanding Amount of the Class A Notes, declare all the Class A Notes to be immediately due and payable, by a notice in writing to the Issuer and the Insurer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Class A Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Insurer or the Holders of Class A Notes representing a majority of the Outstanding Amount of the related Class A Notes, with the written consent of the Insurer, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(a) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(i) all payments of principal of and interest on all Class A Notes and all other amounts that would then be due hereunder or hpon such Class A Notes and to the Insurer if the Event of Default giving rise to such acceleration had not occurred; and

(ii) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

(b) all Events of Default, other than the nonpayment of the principal of the Class A Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12 below.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a) The Issuer covenants that if (i) default occurs in the payment of any interest on any Class A Note when the same becomes due and payable, and such default continues for a period of five (5) days, or (ii) default occurs in the payment of the principal of or any installment of the principal of any Class A Note when the same becomes due and payable, and such default continues for a period of five (5) days, the Issuer will, upon demand of the Indenture Trustee or the Insurer if the Insurer has made a payment under the Insurance Policy, pay to the Indenture Trustee or the Insurer, as applicable, for the benefit of the Holders of the Class A Notes or the insurer, the whole amount then due and payable on such Class A Notes for principal and interest, with interest upon the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest at the rate borne by the Class A Notes and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, the Insurer and its agents and counsel.

(b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee may with the written consent of the Insurer, and shall at the direction of the Insurer, institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Class A Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Class A Notes, wherever situated, the moneys adjudged or decreed to be payable.

(c) If an Event of Default occurs and is continuing, the Indenture Trustee may, with the consent of the Insurer, and shall at the written direction of the Insurer or of the Holders of 51% or more of the Outstanding Amount of the Class A Notes, with the consent of the Insurer, as more particularly provided in Section 5.4 below, proceed to protect and enforce its rights and the rights of the Noteholders and the Insurer, by such appropriate Proceedings as the Insurer shall deem most effective to protect and enforce any such rights whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d) In case there shall be pending, relative to the Issuer or any other obligor upon the Class A Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Class A Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Class A Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered by intervention in such Proceedings with the consent of or at the direction of the Insurer or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Class A Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and its agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee (except as a result of negligence or bad faith), and of the Noteholders and the Insurer allowed in such Proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Class A Notes and the Insurer in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders, the Indenture Trustee and the Insurer on their behalf; and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee, the Insurer or the Holders of Class A Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property; and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

(e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder or the Insurer any plan of reorganization, arrangement, adjustment or composition affecting the Class A Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder or the Insurer in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f) All rights of action and of asserting claims under this Indenture, or under any of the Class A Notes, may be enforced by the Indenture Trustee without the possession of any of the Class A Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Class A Notes.

(g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

Section 5.4 Remedies; Priorities.

(a) If an Event of Default shall have occurred and be continuing of which a Responsible Officer of the Indenture has actual knowledge, the Indenture Trustee may with the consent of the Insurer, or, at the direction of the Insurer, shall or, if an Insurer Default shall be continuing, at the direction of a majority of the Holders of the Class A Notes shall, do one or more of the following (subject to Section 5.5 below):

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the related Class A Notes or under this Indenture with respect thereto, whether by declaration or otherwise, and all amounts payable under the Insurance and Indemnity Agreement, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Class A Notes moneys adjudged due;

(ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Noteholders or the Insurer; and

(iv) sell the Trust Estate or any portion thereof or rights or interest therein in a commercially reasonable manner, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless (A) the Indenture Trustee obtains the consent of the Insurer and the Holders of 100% of the Outstanding Amount of the Class A Notes, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Class A Notes for principal and interest and to reimburse the Insurer for any unreimbursed Insured Payments and any other amounts due the Insurer under the Insurance and Indemnity Agreement or (C) the Indenture Trustee determines that the Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Class A Notes as they would have become due if the Class A Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Insurer and the Holders of 66 213% of the Outstanding Amount of the Class A Notes. In determining such sufficiency or insufficiency with respect to clauses (B) and (C) above, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

(b) If the Indenture Trustee collects any money or property pursuant to this Article V, the Indenture Trustee and the Paying Agent shall pay out the money or property in the following order:

FIRST: to the Indenture Trustee for any costs or expenses incurred by it in connection with the enforcement of the remedies provided for in this Article V;

SECOND: any amounts payable to the Master Servicer pursuant to Section 5.01 of the Sale and Servicing Agreement and any premium owing to the Insurer;

THIRD: to the Indenture Trustee for the Indenture Trustee Fee then due; 34

FOURTH: to the Noteholders for amounts due and unpaid on the Class A Notes for interest pro rata among the Holders of the Class A Notes, according to the amounts due and payable on such Class A Notes;

FIFTH: to the Noteholders for amounts due and unpaid on the Class A Notes for principal, pro rata, among the Holders of the Class A Notes according to the amounts due and payable until the Class A Note Principal Balance is reduced to zero;

SIXTH: to the Insurer, any other amounts owed to the Insurer under the Insurance and Indemnity Agreement;

SEVENTH: to the Indenture Trustee for any other amounts then due and outstanding; and

EIGHTH: to the Paying Agent under the Trust Agreement, as applicable, for any amounts to be distributed to the holder of the Transferor Interest, in the manner set forth in Section 5.01 of the Sale and Servicing Agreement.

The Indenture Trustee may fix a record date and payment date for any payment to be made to the Noteholders pursuant to this Section 5.4. At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder, the Insurer and the Issuer a notice that states the record date, the payment date and the amount to be paid.

Section 5.5 Optional Preservation of the Trust Estate. If the Class A Notes have been declared to be due and payable under Section 5.2 above following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may with the consent of the Insurer, but need not (but shall at the written direction of the Insurer), elect to maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Class A Notes (although the parties hereto understand that there exists the possibility of a shortfall in collections of the Mortgage Loans), and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

Section 5.6 Limitation of Suits. No Holder of any Class A Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless the Insurer has otherwise consented in writing thereto and:

(a) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(b) the Holders of not less than 25% of the Outstanding Amount of the Class A Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(c) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

(d) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60 day period by the Holders of a majority of the Outstanding Amount of the Class A Notes.

It is understood and intended that no Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

Section 5.7 Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Class A Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Class A Note on or after the respective due date thereof expressed in such Class A Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) to the extent funds are available therefor out of the Trust Estate and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.8 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.9 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, the Insurer or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, the Insurer or any Noteholder to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee, the Insurer or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, the Insurer or by the Noteholders, as the case may be.

Section 5.11 Control by Noteholders. The Insurer (so long as no Insurer Default exists) or if an Insurer Default exists the Holders of a majority of the Outstanding Amount of the Class A Notes, shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Class A Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

(a) such direction shall not be in conflict with any rule of law or with this Indenture;

(b) [reserved];

(c) if the conditions set forth in Section 5.5 above have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section 5.5, then any direction to the Indenture Trustee by Holders of Class A Notes representing less than 100% of the Outstanding Amount of the Class A Notes to sell or liquidate the Trust Estate shall be of no force and effect; and

(d) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of the Noteholders set forth in this Section 5.11, subject to Section 6.1 hereof, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

Section 5.12 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Class A Notes as provided in Section 5.2 above, the Insurer (so long as no Insurer Default exists) or the Holders of Class A Notes representing not less than a majority of the Outstanding Amount of the Class A Notes, with the consent of the Insurer (so long as no Insurer Default exists), may waive any past Default or Event of Default and its consequences except a Default (a) in the payment of principal of or interest on any of the Class A Notes or(b) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Holder of each Class A Note. In the case of any such waiver, the Issuer, the Insurer, the Indenture Trustee and the Holders of the Class A Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Class A Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Class A Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Class A Note on or after the respective due dates expressed in such Class A Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

Section 5.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15 Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Class A Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b) above.

Section 5.16 Performance and Enforcement of Certain Obligations.

(a) Promptly following a request from the Insurer or the Indenture Trustee, with the consent of the Insurer to do so, the Issuer shall take all such lawful action as the Indenture Trustee or the Insurer, as applicable, may request to compel or secure the performance and observance by the Seller, the Depositor and the Master Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Sale and Servicing Agreement and other Transaction Documents, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement and the other Transaction Documents to the extent and in the manner directed by the Indenture Trustee or the Insurer, as applicable, including the transmission of notices of default on the part of the Seller, the Depositor or the Master Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller, the Depositor or the Master Servicer of each of their obligations under the Sale and Servicing Agreement and the other Transaction Documents.

(b) If an Event of Default has occurred and is continuing, the Indenture Trustee, subject to the rights of the Insurer hereunder and under the Sale and Servicing Agreement, may, and at the direction (which direction shall be in writing or by telephone, confirmed in writing promptly thereafter) of the Insurer or the Holders of a majority of the Outstanding Amount if there is an Insurer Default shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller, the Depositor or the Master Servicer under or in connection with the Sale and Servicing Agreement and the other Transaction Documents, including the right or power to take any action to compel or secure performance or observance by the Seller, the Depositor or the Master Servicer, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension, or waiver under the Sale and Servicing Agreement and the other Transaction Documents, and any right of the Issuer to take such action shall be suspended.

ARTICLE VI
THE INDENTURE TRUSTEE

Section 6.1 Duties of Indenture Trustee.

(a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstanced in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default.

(i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 6.1;

(ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11 above or any direction from the Insurer that the Insurer is entitled to give under the terms of the Transaction Documents.

(d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b), (c) and (g) of this Section 6.1.

(e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Indenture Trustee shall be segregated from other funds except to the extent permitted by law or the terms of this Indenture or the Sale and Servicing Agreement.

(g) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer, the Issuer or Transferor under this Indenture except during such time, if any, as the Indenture Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Indenture.

(h) The Indenture Trustee shall challenge or cause to be challenged any attempt at substantive consolidation of the assets and liabilities of the Issuer with those of any Transferor (as defined in the Trust Agreement) in connection with any insolvency proceeding of the Issuer.

(i) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.1 and to the provisions of the TIA.

(j) Subject to the other provisions of this Indenture and without limiting the generality of this Section 6. 1, the Indenture Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Estate other than from funds available in the Distribution Account, (D) to confirm or verify the contents of any reports or certificates of the Issuer, Insurer or Master Servicer delivered to the Indenture Trustee pursuant to this Indenture believed by the Indenture Trustee to be genuine and to have been signed or presented by the proper party or parties.

Section 6.2 Rights of Indenture Trustee.

(a) The Indenture Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any resolution, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

(b) Before the Indenture Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officer’s Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or opinion of Counsel.

(c) The Indenture trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of such agent, attorney, nominee or custodian appointed by the Indenture Trustee with due care.

(d) The Indenture Trustee shall not be liable for any action it takes or omits to take in goal faith which it believes to be authorized or within its rights or powers; provided, however, that such action or omission by the Indenture Trustee does not constitute willful misconduct, negligence or bad faith.

(e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel selected by it with due care with respect to legal matters relating to this Indenture, the Class A Notes and the Transaction Documents to which it is a party, shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Indenture Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of the Insurer or any of the Noteholders, pursuant to the provisions of this Indenture, unless the Insurer or such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Indenture Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge (which has not been cured), to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(g) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Insurer or the Majority Class A Noteholders; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require reasonable indemnity against such cost, expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Issuer or, if paid by the Indenture Trustee, shall be repaid by the Issuer upon demand.

(h) The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

(i) The Indenture Trustee shall not be required to give any bond or surety in respect of the execution of the Trust created hereby or the powers granted hereunder.

(j) The Indenture Trustee shall have no liability in connection with the malfeasance or nonfeasance by the Issuer, the Master Servicer or the Administrator. The Indenture Trustee shall have no liability in connection with compliance by the Issuer or the Master Servicer with statutory or regulatory requirements related to the Collateral or the Trust Estate. The Indenture Trustee shall not make or be deemed to have made any representations or warranties with respect to the Collateral or the Trust Estate or the validity or sufficiency of any assignment of the Collateral or the Trust Estate to the Indenture Trustee.

(k) In the event that the Indenture Trustee is also acting as Paying Agent or Registrar hereunder, the rights, protection, immunities and indemnities afforded to the Indenture Trustee pursuant to this Article VI shall also be afforded to such Paying Agent or Registrar.

Section 6.3 Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Class A Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co registrar or co paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12 below.

Section 6.4 Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be (i) responsible for and makes no representation as to the validity or adequacy of this Indenture or the Class A Notes, (ii) accountable for the Issuer’s use of the proceeds from the Class A Notes or (iii) responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Class A Notes or in the Class A Notes other than the Indenture Trustee’s certificate of authentication.

Section 6.5 Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall give prompt notice thereof to the Insurer. The Indenture Trustee shall not be charged with the knowledge of an Event of Default unless a Responsible Officer has received written notice or has actual knowledge thereof. The Indenture Trustee shall mail to each Noteholder, the Master Servicer and the Seller notice of the Default within 30 days after it occurs at the expense of the Issuer. Except in the case of a Default in payment of principal of or interest on any Class A Note, the Indenture Trustee may withhold the notice to the Noteholders if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

Section 6.6 Reports by Indenture Trustee to Holders. The Indenture Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns. In addition, upon Issuer Request, the Indenture Trustee shall promptly furnish such information reasonably requested by the Issuer that is reasonably available to the Indenture Trustee to enable the Issuer to perform its federal and state income tax reporting obligations.

Section 6.7 Compensation and Indemnity. As compensation for its services hereunder, the Indenture Trustee shall be entitled to receive, on each Payment Date, the Indenture Trustee’s Fee pursuant to Section 5.01 of the Sale and Servicing Agreement (which compensation shall not be limited by any law on compensation of a trustee of an express trust) and shall be entitled to reimbursement for all reasonable out of pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts. The Indenture Trustee shall be indemnified by the Master Servicer, and if not by the Master Servicer, then by the Trust Estate pursuant to the seventh clause of Section 5.4 herein against any and all loss, liability or expense (including attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Indenture Trustee shall not be entitled to any such reimbursement of any expense or to indemnification against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith. Anything in this Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. This indemnity shall survive the termination of this Indenture.

The Issuer’s payment obligations to the Indenture Trustee pursuant to this Section 6.7 shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses or provides services after the occurrence of a Default specified in Section 5.1(e) or (f) hereof with respect to the Issuer, the expenses and fees for such services are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.8 Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee acceptable to the Insurer pursuant to this Section. The Indenture Trustee may resign at any time by so notifying the Issuer and the Insurer. As a condition to the effectiveness of any such resignation, at least 15 calendar days prior to the effective date of such resignation, the Indenture Trustee shall provide (x) written notice to the Depositor of any successor pursuant to this Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to the resignation of the Indenture Trustee. The Insurer or the Holders of a majority in Outstanding Amount of the Class A Notes (with the prior written consent of the Insurer) may remove the Indenture Trustee by so notifying the Indenture Trustee and the Insurer (if given by such Noteholders) and may appoint a successor Indenture Trustee acceptable to the Insurer. The Issuer shall (with the prior written consent of the Insurer) remove the Indenture Trustee if:

(a) the Indenture Trustee fails to comply with Section 6.11 below;

(b) the Indenture Trustee is adjudged a bankrupt or insolvent;

(c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(d) the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee with the consent of the Insurer, which consent shall not be unreasonably withheld.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer and shall provide to the Depositor, in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to the resignation of the Indenture Trustee. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority in Outstanding Amount of the Class A Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11 below, any Noteholder may (with the consent of the Insurer) petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.8, the Issuer’s obligations under Section 6.7 above shall continue for the benefit of the retiring Indenture Trustee.

Section 6.9 Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11 below. The Indenture Trustee shall provide (x) written notice to the Depositor of any successor due to merger or consolidation of the Indenture Trustee pursuant to this Section within five (5) days of the effectiveness of such merger or consolidation and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a replacement Indenture Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Class A Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Class A Notes so authenticated; and in case at that time any of the Class A Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Class A Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Class A Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

Section 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co trustee or co trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and the Insurer, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 below and no notice to Noteholders of the appointment of any co trustee or separate trustee shall be required under Section 6.8 above.

(b) Every separate trustee and co trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co trustee jointly (it being understood that such separate trustee or cc trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co trustee, but solely at the direction of the Indenture Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co trustee.

(c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, jointly with the Indenture Trustee, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d) Any separate trustee or co trustee may at any time constitute the Indenture Trustee, its agent or attorney in fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. The Indenture Trustee shall remain primarily liable for all actions of a co-trustee.

Section 6.11 Eligibility: Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee shall (i) have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, (ii) be subject to supervision or examination by federal or state authority, and (iii) have a credit rating which would not cause either of the Rating Agencies to reduce their respective then-current ratings of the Class A Notes (or having provided such security from time to time as is sufficient to avoid such reduction) . The Indenture Trustee shall comply with TIA. Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 6.12 Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 31 l (b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311 (a) to the extent indicated therein.

Section 6.13 Representations and Warranties. The Indenture Trustee hereby represents and warrants that:

(a) The Indenture Trustee is duly organized, validly existing and in good standing under the laws of the United States, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted.

(b) The Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this indenture have been duly authorized by the Indenture Trustee by all necessary corporate action.

(c) The consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of association or bylaws of the Indenture Trustee or any agreement or other instrument to which the Indenture Trustee is a party or by which it is bound.

Section 6.14 Directions to Indenture Trustee. The Indenture Trustee is hereby directed:

(a) to accept the pledge of the Mortgage Loans and hold the Trust Estate in trust for the Noteholders and the Insurer;

(b) to authenticate and deliver the Class A Notes substantially in the form prescribed by Exhibit A in accordance with the terms of this Indenture; and

(c) to take all other actions as shall be required to be taken by the terms of this Indenture.

Section 6.15 Indenture Trustee To Act Solely with Consent of the Insurer. Unless an Insurer Default exists, the Indenture Trustee shall not, without the Insurer’s consent or unless directed by the Insurer:

(a) terminate the rights and obligations of the Master Servicer as Master Servicer;

(b) agree to any amendment pursuant to Section 9 hereof; or

(c) undertake any litigation.

The insurer may, in writing and in its sole discretion renounce all or any of its rights under this Indenture or any requirement for the Insurer’s consent for any period of time.

Section 6.16 Mortgage Loans, Trust Estate and Accounts Held for Benefit of the Insurer. The Indenture Trustee shall hold the Trust Estate and the Mortgage Files for the benefit of the Noteholders and the Insurer and all references in this Indenture and in the Class’ Notes to the benefit of Holders of the Class A Notes shall be deemed to include the Insurer. The Indenture Trustee shall cooperate in all reasonable respects with any reasonable request by the Insurer for action to preserve or enforce the Insurer’s rights or interests under this Indenture and the Class A Notes unless, as stated in an Opinion of Counsel addressed to the Indenture Trustee and the Insurer, such action is adverse to the interests of the Noteholders or diminishes the rights of the Noteholders or imposes additional burdens or restrictions on the Noteholders.

ARTICLE VII
NOTEHOLDERS’ LISTS AND REPORTS

Section 7.1 Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five (5) days after the earlier of (i) each Record Date and (ii) three (3) months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date, (b) at such other times as the Indenture Trustee and the Insurer may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

Section 7.2 Preservation of Information; Communications to Noteholders.

(a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 above and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt’of a new list so furnished.

(b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Class A Notes.

(c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

Section 7.3 Reports by Issuer.

(a) The Issuer shall:

(i) file with the Indenture Trustee, within 15 days after the Issuer is required, pursuant to the Sale and Servicing Agreement, to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(ii) file with the Indenture Trustee and the Commission in accordance with the rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii) make available to the Indenture Trustee (and the Indenture Trustee shall make available to all Noteholders described in TIA Section 313(c)) and the Insurer such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.3(a) and by rules and regulations prescribed from time to time by the Commission.

(b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

Section 7.4 Reports by Indenture Trustee. If required by TIA Section 313(a), within 60 days after each August 1, beginning with 2007, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) and to the Insurer a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

A copy of each report at the time of its mailing to Noteholders shall be provided by the Indenture Trustee to the Insurer and shall be filed by the Indenture Trustee with the Commission and each securities exchange, if any, on which the Class A Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Class A Notes are listed on any securities exchange.

ARTICLE VIII
ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.1 Collection of Money. Except as otherwise expressly provided herein, the indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V herein.

Section 8.2 Accounts, Distributions.

(a) On or prior to the Closing Date, the Indenture Trustee shall establish and maintain or cause to be established and maintained, in the name of the Indenture Trustee for the benefit of the Noteholders, the Transferor and the Insurer, the Distribution Account as provided in Article V of the Sale and Servicing Agreement into which amounts shall be deposited in accordance with the terms of the Sale and Servicing Agreement.

(b) The Indenture Trustee shall deposit into the Distribution Account any amounts representing payments on and any collections in respect of the Mortgage Loans received by it, if any, and any other amounts required by the terms of the Transaction Documents to be so deposited, immediately following receipt thereof, including, without limitation, all amounts withdrawn by the Master Servicer from the Collection Account pursuant to Section 3.03 of the Sale and Servicing Agreement for deposit to the Distribution Account. Amounts on deposit in the Distribution Account may be invested in Eligible Investments pursuant to Section 5.06 of the Sale and Servicing Agreement.

(c) On each Payment Date and the Redemption Date, to the extent funds are available in the Distribution Account, the Indenture Trustee shall make the distributions and payments in the amounts and in the priority set forth in Section 5.01 of the Sale and Servicing Agreement (except as otherwise provided in Section 5.4(b) above).

(d) On each Payment Date and the Redemption Date, to the extent of the interest of the indenture Trustee in the Distribution Account (as described in Section 5.05 of the Sale and Servicing Agreement), the Indenture Trustee hereby authorizes the Paying Agent, as applicable, to make the distributions from the Distribution Account as required pursuant to Section 5.01 of the Sale and Servicing Agreement.

(e) On or prior to the Closing Date, the Indenture Trustee shall establish and maintain or cause to be established and maintained, in the name of the Indenture Trustee for the benefit of the Noteholders, the Transferor and the Insurer, the Pre-Funding Account and the Capitalized Interest Account as provided in Section 3.17 of the Sale and Servicing Agreement.

Section 8.3 [Reserved].

Section 8.4 Master Servicer’s Monthly Statements. On each Payment Date, the Indenture Trustee shall make available the Servicing Certificate (as defined in Section 5.03 of the Sale and Servicing Agreement) with respect to such Payment Date to DTC and the Rating Agencies.

Section 8.5 [Reserved].

Section 8.6 Opinion of Counsel. The Indenture Trustee shall receive at least seven days notice when requested by the Issuer to take any action pursuant to Section 2.9(a) above, accompanied by copies of any instruments involved, and the Indenture Trustee shall also require with a copy to the Insurer, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Class A Notes or the rights of the Noteholders or the Insurer in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair market value of a Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

ARTICLE IX
SUPPLEMENTAL INDENTURES

Section 9.1 Supplemental Indentures Without Consent of Noteholders.

(a) Without the consent of the Holders of any Class A Notes but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time and only with the prior written consent of the Insurer, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Class A Notes contained;

(iii) to add to the covenants of the Issuer, for the benefit of the Noteholders or the insurer, or to surrender any right or power herein conferred upon the Issuer;

(iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not adversely affect the interests of the Noteholders or the Insurer;

(vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Class A Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI herein; or

(vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Noteholders but with prior consent of the Rating Agencies and the insurer, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel and satisfaction of the Rating Agency Condition, adversely affect in any material respect the interests of any Noteholder or the Insurer or cause the Issuer to be subject to entity level tax. However, except as provided in the following sentence, no such supplemental indenture pursuant to this Section shall (i) conflict with the provisions of Section 9.2 or (ii) without the consent of a Majority in Interest of the Class A Notes, permit the Issuer to (A) modify the definition of the term “Eligible Investments” except as provided therein, to expand the types of Eligible investments specified in that definition, (B) enter into a derivative contract for the benefit of the Class A Noteholders or (C) increase (x) the Transferor’s discretion in the selection of accounts to be transferred to the Transferor or (y) the frequency of such transfer under Section 2.09 of the Sale and Servicing Agreement. However, the preceding sentence shall not prevent the adoption without Noteholder consent of any supplemental indenture descri bed in clause (ii) thereof, if (i) that supplemental indenture otherwise satisfies the first sentence of this Section 9.1(b) and (ii) the adoption of that supplemental indenture (a) is necessary to correct a manifest error in a Transaction Document, (b) is necessary to conform the terms of any Transaction Document to the terms of the Class A Notes described in the Prospectus Supplement, where such Transaction Document and the Prospectus Supplement are inconsistent, (c) is required by the Rating Agencies or (d) is, as evidenced by the written opinion of the Master Servicer’s internal accountants, delivered and acceptable to the Indenture Trustee, necessary to comply with or to conform to then-current financial accounting standards.

Section 9.2 Supplemental Indentures with Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior consent of the Rating Agencies and the Insurer, and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Class A Notes, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Class A Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Class A Note affected thereby:

(a) change the date of payment of any installment of principal of or interest on any Class A Note, or reduce the principal amount thereof, the interest rate thereon or the amount required to be paid on the Class A Notes following the exercise of the option set forth in Section 8.01 of the Sale and Servicing Agreement, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Class A Notes, or change any place of payment where, or the coin or currency in which, any Class A Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V herein, to the payment of any such amount due on the Class A Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(b) reduce the percentage of the Outstanding Amount of the Class A Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(c) modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(d) reduce the percentage of the Outstanding Amount of the Class A Notes required to direct the indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5A above;

(e) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Transaction Documents cannot be modified or waived without the consent of the Holder of each Outstanding Class A Note affected thereby;

(f) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Class A Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

(g) permit the creation of any lien tanking prior to or on a panty with the lien of this indenture with respect to any part of the Trust Estate or, except as otherwise expressly permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Class A Note of the security provided by the lien of this Indenture; provided further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be subject to an entity level tax.

In connection with requesting the consent of the Noteholders pursuant to this Section 9.2, the Indenture Trustee shall mail to the Holders of the Class A Notes to which such amendment or supplemental indenture relates a notice setting forth in general terns the substance of such supplemental indenture at the Issuer’s expense. It shall not be necessary for any Act of Noteholders under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.3 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is auth6rized or permitted by this Indenture and all conditions precedent to the execution of such supplemental indenture have been met. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.4 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be deemed to be modified and amended in accordance therewith with respect to the Class A Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Class A Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.5 Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

Section 9.6 Reference in Notes to Supplemental Indentures. Class A Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the indenture Trustee shall so determine, new Class A Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Class A Notes.

ARTICLE X
REDEMPTION OF NOTES

Section 10.1 Redemption. The Master Servicer may effect an early termination of the Class A Notes pursuant to Section 8.01 of the Sale and Servicing Agreement on or after any Payment Date on which the Class A Note Principal Balance is less than or equal to 10% of the Original Class A Note Principal Balance by purchasing, on the next succeeding Payment Date, all of the outstanding Mortgage Loans and REO Properties at the Termination Price, pursuant to the provisions of Section 8.01(b) of the Sale and Servicing Agreement.

The Indenture Trustee shall furnish notice of any such redemption in accordance with Section 8.01 of the Sale and Servicing Agreement.

ARTICLE XI
MISCELLANEOUS

Section 11.1 Compliance Certificates and Opinions, etc.

(a) Upon any application or request by the Issuer made to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee and to the Insurer (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section 11, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iii) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture (except in the case of the release of Mortgage Loans in accordance with the Sale and Servicing Agreement), the Issuer shall, in addition to any obligation imposed in Section 11.1(a) herein or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

(ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an independent Certificate as to the same matters, if the fair value to the Issuer of the Collateral, other property or securities to be so deposited and of all other such Collateral, other property or securities made the basis of any such withdrawal or release since the commencement of the then current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the aggregate Class A Note Principal Balance of the Class A Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than either (A) $25,000 or (B) one percent of the aggregate Class A Note Principal Balance of the Class A Notes.

(iii) Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv) Whenever the Issuer is required to furnish to the Indenture Trustee an officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the aggregate Class A Note Principal Balance of the Class A Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then aggregate Class A Note Principal Balance of the Class A Notes.

Section 11.2 Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Master Servicer, the Transferor or the Issuer, stating that the information with respect to such factual matters is in the possession of the Master Servicer, the Transferor or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI hereof.

Section 11.3 Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments.

Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1 hereof) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 11.3.

(b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c) The ownership of Class A Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Class A Notes shall bind the Holder of every Class A Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything .done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Class A Note.

Section 11.4 Notices. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

(a) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office, the Indenture Trustee shall promptly transmit any notice received by it from the Noteholders or the Issuer to the Insurer, or

(b) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first class, postage prepaid to the Issuer addressed to: First Horizon ABS Trust 2006-HE-1, in care of Wilmington Trust Company, as Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Department; and to the Master Servicer addressed to: First Tennessee Bank National Association, 165 Madison Avenue, 8th Floor, Memphis, Tennessee 38103, Attention: Mr. Charles Rutledge, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee and from the Noteholders, the Indenture Trustee or the Issuer to the insurer.

(c) the Insurer, by the Issuer, the Indenture Trustee or by any Noteholders shall be sufficient for every purpose hereunder to in writing and mailed, first-class postage pre-paid, or personally delivered to: 125 Park Avenue, New York, NY 10017, Attention: Structured Finance Surveillance - First Horizon ABS Trust, Series 2006-HE1, Facsimile: (212) 312-3220, Confirmation: (800) 352-0001, Email: SFSurveillance@fgic.com (in each case in which notice or other communication to the Insurer refers to an Event of Default, a claim on the Policy or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the general counsel of the Insurer, in all cases, both any original and all copies shall be marked to indicate “URGENT MATERIAL ENCLOSED”. The Insurer shall promptly transmit any notice received by it from the Issuer, the Indenture Trustee or the Noteholders to the Issuer or Indenture Trustee, as the case may be.

Notices required to be given to the Rating Agencies by the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of Standard & Poor’s, at the following address: 55 Water Street, New York, New York 10041 and (ii) in the case of Moody’s, at the following address: 99 Church Street, 6th Floor, New York, New York 10007, Attention: Residential Mortgage Monitoring; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

Section 11.5 Notices to Noteholders, Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder.

Section 11.6 Rights of the Insurer to Exercise Rights of Noteholders. By accepting its Class A Note, each Noteholder agrees that unless an Insurer Default exists, the Insurer shall have the right to exercise all rights of the Noteholders as specified under this Agreement without any further consent of the Noteholders. Any right conferred to the Insurer hereunder shall be suspended and shall run to the benefit of the Noteholders during any period in which there exists an Insurer Default, provided, however, that during an Insurer Default, the consent of the Insurer must be obtained with respect to any amendments that may materially adversely affect the Insurer. Upon the payment of any Insurance Policy Payment Amount in accordance with the terms of the Insurance Policy, the Insurer shall be fully subrogated to the rights of the Noteholders to receive the amount so paid and shall be deemed to be a Noteholder with respect thereto.

Section 11.7 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 11.8 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.9 Successors and Assigns. All covenants and agreements in this Indenture and the Class A Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co trustees and agents.

Section 11.10 Separability. In case any provision in this Indenture or in the Class A Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.11 Benefits of Indenture. Nothing in this Indenture or in the Class A Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, the Insurer, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.12 Legal Holidays. In any case where the date on which any payment isdue shall not be a Business Day, then (notwithstanding any other provision of the Class A Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 11.13 GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMR-4ED IN ACCORDANCE WITH SUCH LAWS.

Section 11.14 Counterparts. his Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 11.15 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders, the Insurer or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 11.16 Trust Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Class A Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

Section 11.17 No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Class A Note, hereby covenant and agree that they will not at any time institute against the Transferor (and any wholly-owned subsidiary thereof), the Depositor, the Master Servicer or the Issuer, or join in any institution against the Transferor (and any wholly-owned subsidiary thereof), the Depositor, the Master Servicer or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Class A Notes, this Indenture or any of the Transaction Documents.

Section 11.18 Inspection. The Issuer shall, upon the reasonable request of the Indenture Trustee or Insurer, permit the Indenture Trustee or Insurer or their authorized agents, or cause the Indenture Trustee or Insurer or their authorized agents to be permitted (in the case of the Issuer) to inspect the books and records of the Issuer as they may relate to the Notes, the obligations of the Issuer under the Transaction Documents to which it is a party and the Transaction. Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Issuer. The books and records of the Issuer shall be maintained at the address of the Issuer designated in this Indenture for receipt of notices.

Section 11.19 Inconsistencies With the Sale and Servicing Agreement. In the event certain provisions of this Agreement conflict with the provisions of the Sale and Servicing Agreement, the parties hereto agree that the provisions of the Sale and Servicing Agreement shall be controlling.

Section 11.20 Third Party Beneficiaries. This Indenture will inure to the benefit of and be binding upon the parties hereto, the Noteholders, the Note Owners, the Insurer and their respective successors and permitted assigns. Except as otherwise provided in this Indenture, no other person will have any right or obligation hereunder.

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

FIRST HORIZON ABS TRUST 2006-HE-1

By: Wilmington Trust Company,
not in its individual capacity but
solely as Owner Trustee

By: ______________________________
Name:
Title:

THE BANK OF NEW YORK,
not in its individual capacity but
solely as Indenture Trustee

By: ______________________________
Name:
Title:

STATE OF DELAWARE	)
	)	ss:
COUNTY OF NEWCASTLE	)

BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day personally appeared _________________________ known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee on behalf of FIRST HORIZON ABS TRUST 2006-HE-1, a Delaware statutory trust, and that such person executed the same as the act of said statutory trust for the purpose and consideration therein expressed, and in the capacities therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 30th day of March, 2006.

_____________________________________ Notary Public in and for the State of Delaware

(Seal)

My commission expires:
__________________________

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day personally appeared _________________________ known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of THE BANK OF NEW YORK, a New York banking corporation, and that such person executed the same as the act of said statutory trust for the purpose and consideration therein expressed, and in the capacities therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 30th day of March, 2006.

_____________________________________ Notary Public in and for the State of New York

(Seal)

My commission expires:
__________________________

SCHEDULE A

MORTGAGE LOAN SCHEDULE

EXHIBIT A
FORM OF CLASS A NOTES

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC” ), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

No.	CUSIP NO.

Aggregate Class Note Principal Balance:	Denomination of this Class A Note:
$	$

FIRST HORIZON ABS TRUST 2006-HE-1

FIRST HORIZON HELOC NOTES, SERIES 2006-HE-1, CLASS A

FIRST HORIZON ABS TRUST 2006-HE-1, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Trust”), for value received, hereby promises to pay to Cede & Co., or registered assignees, the principal sum of

$____________ payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is the initial principal amount of this Class A Note and the denominator of which is the aggregate principal amount of all Class A Notes by (ii) the aggregate amount, if any, payable from the Distribution Account in respect of principal on the Class A Note pursuant to Section 5.01 of the Sale and Servicing Agreement dated as of March 1, 2006 (the “Sale and Servicing Agreement”), among the Trust, First Horizon Asset Securities Inc., as Depositor (the “Depositor”), First Tennessee Bank National Association as Seller and Master Servicer (“FTBN”), and The Bank of New York, a New York banking corporation, as Indenture Trustee (the “Indenture Trustee”); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earliest to occur of (i) the Payment Date occurring in October 2034 (the “Final Maturity Date”), (ii) any termination date pursuant to Section 8.01 of the Sale and Servicing Agreement or (iii) the date on which an Event of Default under the Indenture dated as of March 1, 2006, between the Trust and the Indenture Trustee shall have occurred and be continuing, if the Insurer or the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes, in either such case with the written consent of the Insurer, have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

The Trust will pay interest on this Note at the rate per annum described in the Sale and Servicing Agreement with respect to the Class A Note on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date) on each Payment Date until the principal of this Note is paid or made available for payment in full. Interest on this Note will accrue for each Payment Date during the period from the preceding Payment Date to the day preceding such Payment Date (or, in the case of the first Payment Date, the period from the Closing Date to the day preceding the First Payment Date) (each, an “Interest Period”). Interest will be computed on the basis of the actual number of days in each Interest Period and a 360-day year. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Trust with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal) of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Trust has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date: ________ ___, 20__

FIRST HORIZON ABS TRUST 2006-HE-1

By: Wilmington Trust Company,
not in its individual capacity but
solely as Owner Trustee

By: ________________________________
Name:
Title:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within mentioned Indenture.

Date: ________ _____, 20__

THE BANK OF NEW YORK,
not in its individual capacity but
solely as Indenture Trustee

By: ________________________________
Name:
Title:

(REVERSE OF NOTE)

This Note is one of a duly authorized issue of Notes of the Trust, designated as its First Horizon HELOC Notes, Series 2006-HE-1 Class A, all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Trust, the Indenture Trustee and the Holders of the Notes. The Class A Notes are subject to all terms of the Indenture.

The Class A Notes are and will be secured by the collateral pledged as security therefor as provided in the Indenture.

Principal of the Class A Notes will be payable on each Payment Date in an amount described on the face hereof. “Payment Date” means the 25th day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing in April 2006.

As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Final Maturity Date and any termination date pursuant to Section 8.01 of the Sale and Servicing Agreement. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default under the Indenture shall have occurred and be continuing and the Insurer or the Indenture Trustee, at the direction or upon the prior written consent of the Holders of the Notes I representing not less than a majority of the Outstanding Amount of the Notes and with the written consent of the Insurer, shall have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture. All principal payments on the Class A Notes shall be made pro rata to the Holders of the Class A Notes entitled thereto.

Payments of interest on this Note due and payable on each Payment Date, together with the related installment of principal, if any, to the extent not in full payment of this Note, shall be made by wire transfer of immediately available funds to, or by check mailed to, the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Trust, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee’s principal Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in New York, New York.

As provided in the Sale and Servicing Agreement, the Class A Notes may be redeemed in whole, but not in part, at the option of the Master Servicer, on any Payment Date on and after the date on which the Class A Note Principal Balance is less than or equal to 10% of the Original Class A Note Principal Balance.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Trust pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange. By acquiring this Note, the Noteholder hereof shall be deemed to represent and warrant that either (a) it is not acquiring the Note with the plan assets of an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “plan” as defined in Section 4975 of the Code; of (b) the acquisition and holding of the Note will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a security entitlement with respect to a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Trust, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Trust or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Trust, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a security entitlement with respect to a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Transaction Documents.

The Trust has entered into. the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Trust secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Trust.

Prior to the due presentment for registration of transfer of this Note, the Trust, the Indenture Trustee and any agent of the Trust or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Trust, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Trust and the rights of the Holders of the Notes under the Indenture at any time by the Trust with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Trust with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

The term “Trust” as used in this Note includes any successor to the Trust under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Trust, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Transaction Documents, none of the Trust in its individual capacity, the Owner Trustee in its individual capacity, any owner of a beneficial interest in the Trust, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Transaction Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Trust for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee: __________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

__________________________________________________________
(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _____________________

_____________________________________*/ Signature Guaranteed:

_____________________________________*/

______________________

*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.